FOR IMMEDIATE RELEASE

Kingstone Companies Schedules 2014 Fourth Quarter
And Year End Financial Results and Conference Call

Conference Call Scheduled For Thursday, March 26, 2015 at 8:30 a.m. ET;
Schedules Annual Meeting for August 11, 2015

Kingston, NY — March 6, 2015 – Kingstone Companies, Inc. (Nasdaq:  KINS) (the “Company” or “Kingstone”), a multi-line regional property and casualty insurance holding company, today announced that it will hold its Fiscal 2014 fourth quarter and year-end financial results conference call for analysts and investors on Thursday, March 26, 2015 at 8:30 a.m. Eastern Time. The earnings announcement is scheduled for release shortly after the stock markets close on the previous day, March 25, 2015.

Mr. Goldstein, and Chief Financial Officer, Victor Brodsky, will host the conference call. The details of the conference call and webcast are as follows:

Date:           Thursday, March 26, 2015
Time:            8:30 a.m. Eastern Time

Access by conference call:
Domestic callers:                         877-407-3105
International callers:                   201-493-6794

Access by webcast:
The Company will also have an accompanying slide presentation available in PDF format on the Kingstone Companies website at http://www.kingstonecompanies.com. The presentation will be made available 30 minutes prior to the conference call. In addition, the call will be simultaneously webcast over the Internet via the Kingstone website or by clicking on the conference call link: http://kingstonecompanies.equisolvewebcast.com/q4-2014. The webcast will be archived and accessible for approximately 30 days.

Annual Meeting Details
Kingstone also announced that it will be holding its Annual Meeting of Shareholders on Tuesday, August 11, 2015. The meeting will be held at the Kingstone’s headquarters, 15 Joys Lane, Kingston, New York commencing at 9:00 a.m. Eastern Time.

About Kingstone Companies, Inc
Kingstone is a property and casualty insurance holding company whose principal operating subsidiary, Kingstone Insurance Company, is domiciled in the State of New York. Kingstone is a multi-line regional property and casualty insurance company writing business exclusively through independent retail and wholesale agents and brokers. Kingstone is licensed to write insurance policies in New York and Pennsylvania. Kingstone offers property and casualty insurance products to individuals and small businesses primarily in New York State.

Kingstone Companies, Inc. March 6, 2015	Page 2

CONTACT: Kingstone Companies, Inc. Barry Goldstein CEO (845) 802-7900	-OR-	INVESTOR RELATIONS: The Equity Group Inc. Adam Prior Senior Vice-President (212) 836-9606 / aprior@equityny.com Forrest Hunt Associate (212) 836-9610 / fhunt@equityny.com